Exhibit 99.1

VISHAY REPORTS RESULTS FOR FIRST QUARTER 2021

•	Revenues Q1 of $765 million
•	Gross margin Q1 of 26.5%
•	Operating margin Q1 of 12.7%
•	EPS Q1 of $0.49; adjusted EPS $0.46
•	Free Cash for the trailing 12 months Q1 of $211 million
•	Guidance Q2 for revenues of $790 to $830 million at a gross margin of 27.3% plus/minus 60 basis points at Q1 exchange rates.

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter ended April 3, 2021.

Revenues for the fiscal quarter ended April 3, 2021 were $764.6 million, compared to $667.2 million for the fiscal quarter ended December 31, 2020, and $612.8 million for the fiscal quarter ended April 4, 2020.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended April 3, 2021 were $71.4 million, or $0.49 per diluted share, compared to $37.6 million, or $0.26 per diluted share, for the fiscal quarter ended December 31, 2020, and $27.2 million, or $0.19 per diluted share, for the fiscal quarter ended April 4, 2020.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude certain items net of tax and unusual tax items, were $0.46, $0.28, and $0.21 for the fiscal quarters ended April 3, 2021, December 31, 2020, and April 4, 2020, respectively.

Commenting on results for the first quarter 2021, Dr. Gerald Paul, President and Chief Executive Officer stated, “In the first quarter of 2021, the steep upturn of our business that began in October of last year accelerated even further. Quarterly orders and backlog reached all-time highs. Sales in the first quarter of Vishay’s products from distribution to end customers increased 21% over the fourth quarter of last year and inventories of our products at distribution were reduced by $34 million. Virtually all markets are in excellent shape and supply chains have become rather depleted.”

Dr. Paul continued, “Over the next few years, we expect to experience higher growth rates than over the last decade. This expectation is based upon accelerated electrification, such as factory automation, electrical vehicles, and 5G infrastructure. To be well positioned to service our customers and to fully participate in these growing markets, Vishay intends to increase its capital expenditures for expansion in the mid-term. For the year 2021, we expect to invest approximately $225 million in capital expenditures.”

Commenting on the outlook Dr. Paul stated, “For the second quarter 2021 we guide for revenues in the range of $790 to $830 million at a gross margin of 27.3% plus/minus 60 basis points at the exchange rates of Q1 2021.”

A conference call to discuss Vishay’s first quarter financial results is scheduled for Tuesday, May 4, 2021 at 9:00 a.m. ET. The dial-in number for the conference call is 877 589-6174 (+1 706-643-1406, if calling from outside the United States) and the access code is 6669583.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:05 p.m. ET on Tuesday, May 4, 2021 through 11:59 p.m. ET on Wednesday, May 19 The telephone number for the replay is +1 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 6669583.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, anticipated areas of growth, market segment performance, capital expenditures, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech ™ is a trademark of Vishay Intertechnology.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	April 3, 2021	December 31, 2020	April 4, 2020

Net revenues	$764,632	$667,180	$612,841
Costs of products sold*	561,683	514,896	465,601
Gross profit	202,949	152,284	147,240
Gross margin	26.5%	22.8%	24.0%

Selling, general, and administrative expenses**	105,685	92,272	99,832
Operating income	97,264	60,012	47,408
Operating margin	12.7%	9.0%	7.7%

Other income (expense):
Interest expense	(4,376)	(7,159)	(8,552)
Loss on early extinguishment of debt	-	(553)	(2,920)
Other	(5,731)	(5,570)	198
Total other income (expense) - net	(10,107)	(13,282)	(11,274)

Income before taxes	87,157	46,730	36,134

Income tax expense	15,514	8,887	8,750

Net earnings	71,643	37,843	27,384

Less: net earnings attributable to noncontrolling interests	208	276	165

Net earnings attributable to Vishay stockholders	$71,435	$37,567	$27,219

Basic earnings per share attributable to Vishay stockholders	$0.49	$0.26	$0.19

Diluted earnings per share attributable to Vishay stockholders	$0.49	$0.26	$0.19

Weighted average shares outstanding - basic	144,968	144,855	144,792

Weighted average shares outstanding - diluted	145,463	145,251	145,295

Cash dividends per share	$0.095	$0.095	$0.095

* Includes incremental costs of products sold separable from normal operations directly attributable to the COVID-19 pandemic of $268 and $3,130 for the fiscal quarters ended December 31, 2020 and April 4, 2020, respectively.

** Includes incremental selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $(580) and $317, for the fiscal quarters ended December 31, 2020 and April 4, 2020, respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	April 3, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$643,847	$619,874
Short-term investments	137,348	158,476
Accounts receivable, net	385,238	338,632
Inventories:
Finished goods	129,310	120,792
Work in process	212,273	201,259
Raw materials	132,373	126,200
Total inventories	473,956	448,251

Prepaid expenses and other current assets	140,536	132,103
Total current assets	1,780,925	1,697,336

Property and equipment, at cost:
Land	75,339	76,231
Buildings and improvements	629,550	641,041
Machinery and equipment	2,705,346	2,732,771
Construction in progress	94,981	86,520
Allowance for depreciation	(2,587,948)	(2,593,398)
	917,268	943,165

Right of use assets	98,001	102,440

Goodwill	157,693	158,183

Other intangible assets, net	64,123	66,795

Other assets	192,552	186,554
Total assets	$3,210,562	$3,154,473

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	April 3, 2021	December 31, 2020
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$206,741	$196,203
Payroll and related expenses	136,069	141,034
Lease liabilities	21,275	22,074
Other accrued expenses	197,246	182,642
Income taxes	26,715	20,470
Total current liabilities	588,046	562,423

Long-term debt less current portion	453,213	394,886
U.S. transition tax payable	125,438	125,438
Deferred income taxes	1,856	1,852
Long-term lease liabilities	82,260	86,220
Other liabilities	103,881	104,356
Accrued pension and other postretirement costs	287,407	300,113
Total liabilities	1,642,101	1,575,288

Redeemable convertible debentures	-	170

Equity:
Vishay stockholders' equity
Common stock	13,271	13,256
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,345,284	1,409,200
Retained earnings	217,214	138,990
Accumulated other comprehensive income (loss)	(11,526)	13,559
Total Vishay stockholders' equity	1,565,453	1,576,215
Noncontrolling interests	3,008	2,800
Total equity	1,568,461	1,579,015
Total liabilities, temporary equity, and equity	$3,210,562	$3,154,473

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Three fiscal months ended
	April 3, 2021	April 4, 2020
	(Unaudited)
Operating activities
Net earnings	$71,643	$27,384
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	42,146	41,520
Gain on disposal of property and equipment	(177)	(45)
Accretion of interest on convertible debt instruments	-	3,637
Inventory write-offs for obsolescence	4,784	5,643
Loss on early extinguishment of debt	-	2,920
Deferred income taxes	901	(3,517)
Other	5,728	3,524
Changes in operating assets and liabilities, net of effects of businesses acquired	(67,703)	(46,588)
Net cash provided by operating activities	57,322	34,478

Investing activities
Purchase of property and equipment	(28,527)	(24,328)
Proceeds from sale of property and equipment	200	53
Purchase of short-term investments	(12,853)	(35,463)
Maturity of short-term investments	29,519	-
Other investing activities	347	(1,507)
Net cash used in investing activities	(11,314)	(61,245)

Financing activities
Repurchase of convertible debt instruments	(300)	(19,849)
Net proceeds (payments) on revolving credit lines	-	54,000
Net changes in short-term borrowings	-	85
Dividends paid to common stockholders	(12,608)	(12,592)
Dividends paid to Class B common stockholders	(1,149)	(1,149)
Cash withholding taxes paid when shares withheld for vested equity awards	(1,963)	(1,991)
Net cash provided by (used in) financing activities	(16,020)	18,504
Effect of exchange rate changes on cash and cash equivalents	(6,015)	(5,167)

Net increase (decrease) in cash and cash equivalents	23,973	(13,430)

Cash and cash equivalents at beginning of period	619,874	694,133
Cash and cash equivalents at end of period	$643,847	$680,703

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended
	April 3, 2021	December 31, 2020	April 4, 2020

GAAP net earnings attributable to Vishay stockholders	$71,435	$37,567	$27,219

Reconciling items affecting gross profit:
Impact of the COVID-19 pandemic	$-	$268	$3,130

Other reconciling items affecting operating income:
Impact of the COVID-19 pandemic	$-	$(580)	$317

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$553	$2,920

Reconciling items affecting tax expense (benefit):
Change in tax regulation	$(4,395)	$-	$-
Change in deferred taxes due to early extinguishment of debt	-	(217)	(1,346)
Effects of changes in uncertain tax positions	-	3,751	-
Tax effects of pre-tax items above	-	(12)	(1,482)

Adjusted net earnings	$67,040	$41,330	$30,758

Adjusted weighted average diluted shares outstanding	145,463	145,251	145,295

Adjusted earnings per diluted share	$0.46	$0.28	$0.21

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended
	April 3, 2021	December 31, 2020	April 4, 2020
Net cash provided by operating activities	$57,322	$125,699	$34,478
Proceeds from sale of property and equipment	200	110	53
Less: Capital expenditures	(28,527)	(52,798)	(24,328)
Free cash	$28,995	$73,011	$10,203

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended
	April 3, 2021	December 31, 2020	April 4, 2020

GAAP net earnings attributable to Vishay stockholders	$71,435	$37,567	$27,219
Net earnings attributable to noncontrolling interests	208	276	165
Net earnings	$71,643	$37,843	$27,384

Interest expense	$4,376	$7,159	$8,552
Interest income	(287)	(385)	(1,854)
Income taxes	15,514	8,887	8,750
Depreciation and amortization	42,146	42,454	41,520
EBITDA	$133,392	$95,958	$84,352

Reconciling items
Impact of the COVID-19 pandemic	$-	$(312)	$3,447
Loss on early extinguishment of debt	-	553	2,920

Adjusted EBITDA	$133,392	$96,199	$90,719

Adjusted EBITDA margin**	17.4%	14.4%	14.8%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300